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                                                                Exhibit 23(j)(1)


                         Independent Auditors' Consent

The Board of Directors of
    Centura Funds, Inc.:

We consent to use of our report dated June 11, 1999 on the April 30, 1999 financial statements of the Centura Funds, Inc., incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" and "Financial Statements" in the Statements of Additional Information included herein.

/s/ KPMG LLP

Columbus, Ohio
August 25, 1999